Secretary of State
CN-308
Trenton, NJ 08625

      CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION
                      OF SEAHAWK CAPITAL CORPORATION
         (FOR USE BY DOMESTIC CORPORATIONS ONLY-FILE IN DUPLICATE)

Federal Employer Identification No. 22-2267656

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporation, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.  The name of the corporation is:  SEAHAWK CAPITAL CORPORATION
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 26th day of March, 1996:

Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:

1.   The name of the corporation is:  DynamicWeb Enterprises, Inc.

Resolved, that Article 3 of the Certificate of Incorporation be amended to read as follows:

3. The corporation is authorized to issue 50,000,000 shares of one class of common stock, with $.0001 par value.


3. The number of shares outstanding at the time of the adoption of the amendment was 431,369.

The total number of shares entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.  The number of shares voting for and against such amendment is as follows:

(If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment respectively).

Number of Shares Voting                         Number of Shares Voting
    For Amendment                                    Against Amendment

235,000 shares                                              0



Dated this 26th day of March, 1996.


                              DYNAMICWEB ENTERPRISES, INC.
                                 (Corporate Name)


                              By: Steven L. Vanechanos, Jr.
                                  ____________________________
                                  (Signature)


                              Steven L. Vanechanos, Jr., President
                              (Type Name and Title)



dynamic\certinc.amd